EXHIBIT 24
POWER OF ATTORNEY
(Re: Registration Statement on Form S-3)
     Each of the undersigned officers and directors of Huntington Bancshares Incorporated (the “Corporation”) hereby appoints Richard A. Cheap, Thomas E. Hoaglin, and Donald R. Kimble as his or her attorneys, and any of them, with power to act without the others, as his or her attorney for so long as such individual remains an officer of the Corporation, to sign, in the name and on behalf of the undersigned, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the Corporation’s Post-Effective Amendment No. 2 to the automatic shelf registration statement on Form S-3 (File No. 333-131143) (as amended by such Post-Effective Amendment, the “Registration Statement”) pursuant to the resolutions of the Board of Directors of the Corporation, and any and all exhibits thereto and further amendments to the Registration Statement, (including any related registration statement which may be filed under Rule 462(b) of the Securities Act), and any and all applications or other documents to be filed with, or submitted to, the Commission pertaining thereto, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
     In Witness Whereof, the undersigned have signed these presents as of the dates indicated next to their respective signatures below.

Signature:	Title:	Date:

/s/ Thomas E. Hoaglin		February 20, 2008
Thomas E. Hoaglin	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Donald R. Kimble		February 20, 2008
Donald R. Kimble	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Thomas P. Reed		February 20, 2008
Thomas P. Reed	Controller and Senior Vice President (Principal Accounting Officer)

/s/ Raymond J. Biggs		February 20, 2008
Raymond J. Biggs	Director

Signature:	Title:	Date:

/s/ Don M. Casto III		February 20, 2008
Don M. Casto III	Director

/s/ Michael J. Endres		February 20, 2008
Michael J. Endres	Director

/s/ Marylouise Fennell, RSM		February 20, 2008
Marylouise Fennell, RSM	Director

/s/ John B. Gerlach		February 20, 2008
John B. Gerlach	Director

/s/ D. James Hilliker		February 20, 2008
D. James Hilliker	Director

/s/ David P. Lauer		February 20, 2008
David P. Lauer	Director

/s/ Wm. J. Lhota		February 20, 2008
Wm. J. Lhota	Director

/s/ Jonathan A. Levy		February 20, 2008
Jonathan A. Levy	Director

/s/ Gene E. Little		February 20, 2008
Gene E. Little	Director

/s/ Gerard P. Mastroianni		February 20, 2008
Gerard P. Mastroianni	Director

Signature:	Title:	Date:

/s/ David L. Porteous		February 20, 2008
David L. Porteous	Director

/s/ Kathleen H. Ransier		February 20, 2008
Kathleen H. Ransier	Director